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                COMPREHENSIVE CARE CORPORATION AND SUBSIDIARIES

            Exhibit 23 - Consent of Richard A. Eisner & Company, LLP



INDEPENDENT AUDITORS CONSENT

         We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-43841, No. 33-27213, and No. 333-15929) of our
report dated August 13, 1999 with respect to the consolidated financial statements of Comprehensive Care Corporation and subsidiaries for the year ended May 31, 1999, included in the Annual Report (Form 10-K) for the year ended May 31, 1999.

/s/ Richard A. Eisner & Company, LLP
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New York, New York
August 27, 1999